Exhibit 99.1



     Xicor Announces Third Quarter 2003 Earnings Results; Company
  Reports Over 8% Growth in Analog Mixed-Signal RevenueSequentially

    MILPITAS, Calif.--(BUSINESS WIRE)--Oct. 22, 2003--Xicor, Inc. (Nasdaq:XICO), a leading supplier of high performance analog and mixed-signal integrated circuits today announced results for the Company's third quarter of fiscal year 2003. Analog and mixed-signal sales were $8.2 million in the third quarter up over 8% from $7.5 million in the prior quarter and up 19% from $6.8 million in the same quarter a year ago.
    Total revenue for the Company's third quarter of fiscal 2003 was $10.5 million up 4% compared to $10.1 in the prior quarter. Gross margin for the third quarter was 56% up from 53% in the prior quarter. R&D and SG&A expenses were $5.3 million for the quarter compared to $5.2 million in the prior quarter and net interest income for the quarter was $55,000 compared to net interest expense of $44,000 in the prior quarter.
    On a GAAP basis the Company reported net income of $376,000 or $0.01 per diluted share in the third quarter of 2003 and net income of $2,599,000 or $0.09 per diluted share in the second quarter of 2003.
    The Company reported pro forma net income of $601,000 or $0.02 per diluted share in the third quarter of 2003 compared to pro forma net income of $106,000 or $0.00 per diluted share in the second quarter of 2003. Pro forma net income for both quarters excludes the ongoing expense of amortized intangible assets. Second quarter 2003 pro forma net income also excludes the $2.7 million one-time gain from the repurchase of the Company's subordinated convertible debt.
    According to Xicor President and CEO, Lou DiNardo, "During the third quarter of 2003 we achieved over 8% growth in analog mixed-signal sales. Our growth in sales this quarter was based on new product penetration as well as a good mix of legacy products with high average selling prices. We experienced strength in Asia which offset the typically seasonal European market. Our communication business maintained strength in the quarter and our high-end consumer electronics business continued to grow nicely.
    "During the first three quarters of our fiscal 2003 we have maintained gross margins of over 50% which is comparable to many of the most well respected analog mixed-signal companies in our industry. Our gross margin for the third quarter benefited from an improved mix of analog mixed-signal products which represented 78% of sales up from 75% in the prior quarter and a $143,000 benefit from the sale of previously reserved inventory. Inventory levels decreased by 14% sequentially and our inventory turns improved to 6.1 compared to 5.3 in the prior quarter.
    "We have positioned the company well with the introduction of many new high performance analog mixed-signal products with higher average selling prices and gross margin potential. Our strategy allows us to capitalize on the diversity, consistency and profitability of the general purpose, proprietary analog mixed-signal market as well as the high potential growth and earnings contribution from large vertical markets.
    "Today we offer five general purpose or annuity product lines:
Digital Potentiometers (DCP), Voltage or CPU Supervisors (CPU), Real-Time Clocks (RTC), Voltage References (VREF), and Hot Swap and Power Sequencers. We also address the high growth Smart Battery Management market and Flat Panel Display market with Application Specific Standard Products. We are building the Xicor brand in each of these areas while achieving good design wins and converting design wins to revenue.
    "Our book-to-bill ratio for the third quarter was better than 1:1 and we expect continued growth in revenue during the fourth quarter. Based on our current backlog and customer activity, we expect sales growth in the fourth quarter of fiscal year 2003 to be in the range of 5% to 10%."

    Conference Call Details

    A live webcast of the conference call to discuss the third quarter 2003 financial results for Xicor, Inc. will take place on October 22, 2003 at 6:00 p.m. Eastern Time. The webcast will be publicly available at http://www.vcall.com and http://www.xicor.com.
    In addition, a standard telephone instant replay of the conference call is available by dialing (303) 590-3000, followed by the passcode 556317#. The telephone instant replay service is available from October 22, 2003 through October 29, 2003.

    About Xicor

    Xicor designs, develops and markets high performance analog mixed-signal integrated circuits used in communications, computing, networking and industrial applications. Xicor's Mixed-Signal Products include data conversion products, power management integrated circuits, application specific standard products and interface devices. Xicor's programmable analog mixed-signal components regulate, control, convert and manage various voltages and currents through the use of a serial interface and internal EEPROM.
    Xicor product, corporate and financial information is readily available on the World Wide Web at http://www.xicor.com.

    "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995

    The statements in this press release that are not historical facts are forward-looking statements that involve risks and uncertainties. This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements regarding our projection that based on our current backlog and customer activity, we expect sales in the fourth quarter of fiscal year 2003 to grow in the range of 5% to 10%; the expectation that we have positioned the company well with the introduction of many new high performance analog mixed-signal products with higher average selling prices and gross margin potential; and the belief that our strategy will allow us to capitalize on the diversity, consistency and profitability of the general purpose, proprietary analog mixed-signal market as well as the high potential growth and earnings contribution from large vertical markets.
    Factors that could cause actual results to differ materially include the following: general economic conditions and conditions specific to the semiconductor industry; fluctuations in customer demand, including loss of key customers, order cancellations or reduced bookings; product mix; competitive factors such as pricing pressures on existing products and the timing and market acceptance of new product introductions (both by Xicor and its competitors); Xicor's ability to have available an appropriate amount of low cost foundry production capacity in a timely manner; our foundry partners' timely ability to successfully manufacture products for Xicor using Xicor's proprietary technology; any disruptions of our foundry relationships; manufacturing efficiencies; the ability to continue effective cost reductions; currency fluctuations; unexpected design and manufacturing difficulties; the timely development and introduction of new products and submicron processes, and the risk factors listed from time to time in Xicor's SEC reports, including but not limited to the Annual Report on Form 10-K for the year ended December 31, 2002 and Quarterly Reports on Form 10-Q for the quarters ended March 30, 2003 and June 29, 2003 (Management's Discussion and Analysis of Financial Condition and Results of Operations, Factors Affecting Future Results section). Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof. Xicor undertakes no obligation to publicly release or otherwise disclose the result of any revision to these forward-looking statements that may be made as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

                              XICOR, INC.
                 CONSOLIDATED STATEMENTS OF OPERATIONS
                              (Unaudited)
               (In thousands, except per share amounts)

                                Three Months Ended  Nine Months Ended
                               ------------------- -------------------
                               Sept. 28, Sept. 29, Sept. 28, Sept. 29,
                                 2003      2002       2003      2002
                               --------- --------- --------- ---------

Net sales                      $10,458   $ 9,651     $30,131  $29,232
Cost of sales                    4,617     4,392      14,044   14,219
                               --------- ---------  --------  --------
 Gross profit                    5,841     5,259      16,087   15,013
                               --------- ---------  --------  --------

Operating expenses:
 Research and development        2,578     3,440       8,128    9,637
 Selling, general and
  administrative                 2,717     2,750       7,783    8,622
 Restructuring charge                -         -           -      758
 Amortization of purchased
  intangible assets                225       263         675      483
 In-process research and
  development                        -         -           -    1,800
                               --------- ---------  --------  --------
                                 5,520     6,453      16,586   21,300
                               --------- ---------  --------  --------

Income (loss) from
 operations                        321    (1,194)       (499)  (6,287)
                               --------- ---------  --------  --------

Interest expense                   (14)     (813)       (946)  (2,451)
Interest income                     69       186         294      625
Other income and
 (expense), net                      -       894       2,718   (1,206)
                               --------- ---------  --------  --------
                                    55       267       2,066   (3,032)
                               --------- ---------  --------  --------

Income (loss) before
 income taxes                      376      (927)      1,567   (9,319)
Provision for income
 taxes                               -         -           -        -
                               --------- ---------  --------  --------
Net income (loss)              $   376   $  (927)    $ 1,567  $(9,319)
                               ========= =========  ========  ========

Net income (loss) per
 common share:
 Basic                         $  0.01   $ (0.04)    $  0.06  $ (0.40)
                               ========= =========  ========  ========
 Diluted                       $  0.01   $ (0.04)    $  0.06  $ (0.40)
                               ========= =========  ========  ========

Shares used in per share
 calculations:
 Basic                          27,197    23,625      25,807   23,126
                               ========= =========  ========  ========
 Diluted                        30,506    23,625      27,890   23,126
                               ========= =========  ========  ========


                              XICOR, INC.
                         PRO FORMA INFORMATION
                              (Unaudited)
               (In thousands, except per share amounts)

    Use of Pro Forma Financial Information

    To supplement our consolidated financial statements presented on a GAAP basis, Xicor uses a pro forma measure of net income, which is adjusted to exclude certain costs, expenses, gains and losses. Our pro forma net income (loss) gives an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside of our core operating results. In addition, pro forma net income (loss) is among the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information should not be considered in isolation or as a substitute for net income prepared in accordance with generally accepted accounting principles in the United States. We compute pro forma net income by adjusting GAAP net income with the impact of amortization of acquisition related charges, restructuring charges and other non-recurring charges and gains. These measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from pro forma measures used by other companies.

                                Three Months Ended  Nine Months Ended
                               ------------------- -------------------
                               Sept. 28, Sept. 29, Sept. 28, Sept. 29,
                                  2003      2002      2003      2002
                               --------- --------- --------- ---------

Net sales                       $10,458   $ 9,371   $30,131   $28,952
Cost of sales                     4,617     4,392    14,044    14,219
                               --------- --------- --------- ---------
 Gross profit                     5,841     4,979    16,087    14,733
                               --------- --------- --------- ---------

Operating expenses:
 Research and development         2,578     3,440     8,128     9,637
 Selling, general and
  administrative                  2,717     2,750     7,783     8,622
                               --------- --------- --------- ---------
                                  5,295     6,190    15,911    18,259
                               --------- --------- --------- ---------
Income (loss) from operations       546    (1,211)      176    (3,526)
Interest expense                    (14)     (813)     (946)   (2,451)
Interest income                      69       186       294       625
                               --------- --------- --------- ---------

Income (loss) before income
 taxes                              601    (1,838)     (476)   (5,352)
Provision for income taxes            -         -         -         -
                               --------- --------- --------- ---------
Net income (loss)               $   601   $(1,838)  $  (476)  $(5,352)
                               ========= ========= ========= =========
Net income (loss) per common
 share:
 Basic                          $  0.02   $ (0.08)  $ (0.02)  $ (0.23)
                               ========= ========= ========= =========
 Diluted                        $  0.02   $ (0.08)  $ (0.02)  $ (0.23)
                               ========= ========= ========= =========
Shares used in per share
 calculations:
 Basic                           27,197    23,625    25,807    23,126
                               ========= ========= ========= =========
 Diluted                         30,506    23,625    25,807    23,126
                               ========= ========= ========= =========

See Reconciliation of Pro forma Net Income to GAAP Net Income on next page

                              XICOR, INC.
       RECONCILIATION OF PRO FORMA NET INCOME TO GAAP NET INCOME
                              (Unaudited)

                                 Three Months Ended  Nine Months Ended
                               -------------------- ------------------
                               Sept. 28, Sept. 29, Sept. 28, Sept. 29,
                                  2003      2002      2003      2002
                               --------- ---------- -------- ---------

Pro forma net income (loss)        $ 601   $(1,838)  $ (476)  $(5,352)
Items excluded from pro forma:
   Royalty revenue (1)                 -       280        -       280
   Restructuring charge (2)            -         -        -      (758)
   Amortization of purchased
    intangible assets (3)           (225)     (263)    (675)     (483)
   In-process research and
    development (4)                    -         -        -    (1,800)
   Other income and (expense),
    net (5)                            -       894    2,718    (1,206)
                               --------- ---------- -------- ---------
Net income (loss)                  $ 376   $  (927)  $1,567   $(9,319)
                               ========= ========== ======== =========

    Notes:

(1) In the quarter ended September 29, 2002, the Company recorded royalty revenue of $280,000 from licenses on mixed-signal technology.

(2) In the quarter ended June 30, 2002, the Company recorded a restructuring charge associated with reducing the Company's workforce.

(3) Ongoing amortization of purchased intangible assets related to the acquisition of Analog Integration Partners (AIP) in April 2002.

(4) In-process research and development charge related to the acquisition of AIP in April 2002.

(5) In the quarter ended June 29, 2003, the Company recorded a $2.7 million gain on the repurchase of the Company's outstanding convertible subordinated notes. In the quarter ended March 31, 2002, the Company recorded a one-time benefit of $400,000 associated with the sale of the Company's wafer fabrication facility in 2000. In the quarter ended June 30, 2002, the Company recorded a $2.5 million non-cash impairment charge related to the decline in value of an investment held in a private company. In the quarter ended September 29, 2002, the Company recorded other income of $700,000 from a favorable sales tax audit and $194,000 from the early termination of a wafer foundry agreement with Standard MEMS.



                              XICOR, INC.
                      CONSOLIDATED BALANCE SHEETS
                              (Unaudited)
                            (In thousands)

                                                Sept. 28,   Dec. 31,
                                                   2003       2002
                                                ----------  ----------
                                ASSETS
Current assets:
 Cash and cash equivalents                      $   5,619   $  32,648
 Short-term investments                            13,770       4,648
 Accounts receivable                                5,298       4,606
 Inventories                                        3,052       4,939
 Prepaid expenses and other current assets            591         539
                                                ----------  ----------
    Total current assets                           28,330      47,380

Long-term investments                               1,805       1,085
Property, plant and equipment,
 at cost less accumulated depreciation              2,647       3,041
Goodwill                                           10,762      10,762
Purchased intangible assets, net                    1,387       2,062
Other assets                                          184       2,766
                                                ----------  ----------
    Total assets                                $  45,115   $  67,096
                                                ==========  ==========

                 LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
 Accounts payable                               $   3,946   $   6,215
 Accrued expenses                                   5,037       6,136
 Deferred income on shipments to distributors       3,551       5,762
 Current portion of long-term obligations             216         432
                                                ----------  ----------
    Total current liabilities                      12,750      18,545

Convertible subordinated notes                          -      32,506
Long-term obligations                                 294         470
                                                ----------  ----------
    Total liabilities                              13,044      51,521
                                                ----------  ----------

Shareholders' equity:
 Preferred stock; 5,000 shares authorized               -           -
 Common stock; 200,000 shares authorized;
  27,299 and 23,737 shares outstanding            164,145     149,216
 Accumulated deficit                             (132,074)   (133,641)
                                                ----------  ----------
    Total shareholders' equity                     32,071      15,575
                                                ----------  ----------
    Total liabilities and shareholders' equity  $  45,115   $  67,096
                                                ==========  ==========

    CONTACT: Xicor, Inc.
             Geraldine N. Hench, 408-546-3348 (CFO)
             investors@xicor.com